                                                                     Exhibit 3.1


FORM NO. 2


                                     [LOGO]


                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                                  PWCC LIMITED
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.    We, the undersigned, namely,


NAME                             ADDRESS        BERMUDIAN      NATIONALITY     NUMBER OF
                                                 STATUS                         SHARES
                                                (Yes/No)                       SUBSCRIBED

ALISON R. GUILFOYLE         CLARENDON HOUSE        NO           BRITISH           ONE
                            2 CHURCH STREET
                            HAMILTON HM 11
                            BERMUDA

ANTHONY D. WHALEY           "                      YES          BRITISH           ONE

JAMES M. MACDONALD          "                      YES          BRITISH           ONE

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.    The Company is to be an EXEMPTED Company as defined by the Companies Act
      1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

      N/A

5. The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.00.

6.    The objects for which the Company is formed and incorporated are -

      1. TO PROVIDE MANAGEMENT, CONSULTANCY, INFORMATION TECHNOLOGY SOLUTIONS AND ADVISORY SERVICES OF ANY DESCRIPTION TO PERSONS, FIRMS, BUSINESSES, ASSOCIATIONS, COMPANIES, CORPORATIONS OR ANY OTHER ENTITIES EXISTING OR RESIDENT OUTSIDE BERMUDA AND TO SUCH PERSONS RESIDENT IN BERMUDA AS THE MINISTER OF FINANCE MAY FROM TIME TO TIME PERMIT;

      2. TO CARRY ON BUSINESS AS A HOLDING COMPANY AND TO ACQUIRE AND HOLD SHARES, STOCKS, DEBENTURE STOCK, BONDS, MORTGAGES, OBLIGATIONS AND SECURITIES AND INTERESTS OF ANY KIND ISSUED OR GUARANTEED BY ANY COMPANY, CORPORATION OR UNDERTAKING OF WHATEVER NATURE AND WHEREVER CONSTITUTED OR CARRYING ON BUSINESS, WHETHER IN BERMUDA OR ELSEWHERE, AND TO VARY, TRANSPOSE, DISPOSE OF OR OTHERWISE DEAL WITH, FROM TIME TO TIME AS MAY BE CONSIDERED EXPEDIENT, ANY OF THE COMPANY'S INVESTMENTS FOR THE TIME BEING;

      3. TO ACQUIRE ANY SUCH SHARES AND OTHER SECURITIES AS ARE MENTIONED IN THE PRECEDING PARAGRAPH BY SUBSCRIPTION, SYNDICATE PARTICIPATION, TENDER, PURCHASE, EXCHANGE OR OTHERWISE AND TO SUBSCRIBE FOR THE SAME, EITHER CONDITIONALLY OR OTHERWISE, AND TO GUARANTEE THE SUBSCRIPTION THEREOF AND TO EXERCISE AND ENFORCE ALL RIGHTS AND POWERS CONFERRED BY OR INCIDENTAL TO THE OWNERSHIP THEREOF;

      4. TO CO-ORDINATE THE ADMINISTRATION, POLICIES, MANAGEMENT, SUPERVISION, CONTROL, RESEARCH, PLANNING, TRADING AND ANY AND ALL OTHER ACTIVITIES OF, AND TO ACT AS FINANCIAL ADVISERS AND CONSULTANTS TO, ANY COMPANY OR COMPANIES NOW OR HEREAFTER INCORPORATED OR ACQUIRED WHICH MAY BE OR MAY BECOME A GROUP COMPANY (WHICH EXPRESSION, IN THIS AND THE NEXT FOLLOWING PARAGRAPH, MEANS A COMPANY, WHEREVER INCORPORATED, WHICH IS OR BECOMES A HOLDING COMPANY OR A SUBSIDIARY OF, OR AFFILIATED WITH, THE COMPANY WITHIN THE MEANINGS RESPECTIVELY ASSIGNED TO THOSE TERMS IN THE COMPANIES ACT 1981 OF BERMUDA) OR, WITH THE PRIOR WRITTEN APPROVAL OF THE MINISTER OF FINANCE OF BERMUDA, TO ANY COMPANY OR COMPANIES NOW OR HEREAFTER INCORPORATED OR ACQUIRED (WHICH ARE NOT GROUP COMPANIES) WITH WHICH THE COMPANY MAY BE OR MAY BECOME ASSOCIATED;

      5. TO PROVIDE OR PROCURE FINANCING INVESTMENT AND FINANCIAL ADVICE, MANAGEMENT, CONSULTANCY AND ADVISORY SERVICES TO ANY GROUP COMPANY, UPON SUCH TERMS AND CONDITIONS AS THE COMPANY SHALL THINK FIT, WHICH SHALL INCLUDE BUT NOT BE LIMITED TO GRANTING OR PROVIDING CREDIT AND FINANCIAL ACCOMMODATION, LENDING AND MAKING ADVANCES WITH OR WITHOUT INTEREST TO ANY GROUP COMPANY AND LENDING TO OR DEPOSITING WITH ANY BANK FUNDS OR OTHER ASSETS TO PROVIDE SECURITY (BY WAY OF MORTGAGE, CHARGE, PLEDGE, LIEN OR OTHERWISE) FOR LOANS OR OTHER FORMS OF FINANCING GRANTED TO SUCH GROUP COMPANY BY SUCH BANK;

      6.    PACKAGING OF GOODS OF ALL KINDS;

      7.    BUYING, SELLING AND DEALING IN GOODS OF ALL KINDS;

      8.    DESIGNING AND MANUFACTURING OF GOODS OF ALL KINDS;

      9. MINING AND QUARRYING AND EXPLORATION FOR METALS, MINERALS, FOSSIL FUEL AND PRECIOUS STONES OF ALL KINDS AND THEIR PREPARATION FOR SALE OR USE;

      10. EXPLORING FOR, THE DRILLING FOR, THE MOVING, TRANSPORTING AND REFINING PETROLEUM AND HYDRO CARBON PRODUCTS INCLUDING OIL AND OIL PRODUCTS;

      11. SCIENTIFIC RESEARCH INCLUDING THE IMPROVEMENT DISCOVERY AND DEVELOPMENT OF PROCESSES, INVENTIONS, PATENTS AND DESIGNS AND THE CONSTRUCTION, MAINTENANCE AND OPERATION OF LABORATORIES AND RESEARCH CENTRES;

      12. LAND, SEA AND AIR UNDERTAKINGS INCLUDING THE LAND, SHIP AND AIR CARRIAGE OF PASSENGERS, MAILS AND GOODS OF ALL KINDS;

      13. SHIPS AND AIRCRAFT OWNERS, MANAGERS, OPERATORS, AGENTS, BUILDERS AND REPAIRERS;

      14. ACQUIRING, OWNING, SELLING, CHARTERING, REPAIRING OR DEALING IN SHIPS AND AIRCRAFT;

      15.   TRAVEL AGENTS, FREIGHT CONTRACTORS AND FORWARDING AGENTS;

      16.   DOCK OWNERS, WHARFINGERS, WAREHOUSEMEN;

      17. SHIP CHANDLERS AND DEALING IN ROPE, CANVAS OIL AND SHIP STORES OF ALL KINDS;

      18.   ALL FORMS OF ENGINEERING;

      19. FARMERS, LIVESTOCK BREEDERS AND KEEPERS, GRAZIERS, BUTCHERS, TANNERS AND PROCESSORS OF AND DEALERS IN ALL KINDS OF LIVE AND DEAD STOCK, WOOL, HIDES, TALLOW, GRAIN, VEGETABLES AND OTHER PRODUCE;

      20. ACQUIRING BY PURCHASE OR OTHERWISE AND HOLDING AS AN INVESTMENT INVENTIONS, PATENTS, TRADE MARKS, TRADE NAMES, TRADE SECRETS, DESIGNS AND THE LIKE;

      21.   BUYING, SELLING, HIRING, LETTING AND DEALING IN CONVEYANCES OF ANY
             SORT;

      22. EMPLOYING, PROVIDING, HIRING OUT AND ACTING AS AGENT FOR ARTISTS, ACTORS, ENTERTAINERS OF ALL SORTS, AUTHORS, COMPOSERS, PRODUCERS, DIRECTORS, ENGINEERS AND EXPERTS OR SPECIALISTS OF ANY KIND;

      23. TO ACQUIRE BY PURCHASE OR OTHERWISE AND HOLD, SELL, DISPOSE OF AND DEAL IN REAL PROPERTY SITUATED OUTSIDE BERMUDA AND IN PERSONAL PROPERTY OF ALL KINDS WHERESOEVER SITUATED; AND

      24. TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR CONFIDENCE.


7.    Powers of the Company

      1. THE COMPANY SHALL, PURSUANT TO THE SECTION 42 OF THE COMPANIES ACT 1981, HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH ARE, AT THE OPTION OF THE HOLDER, LIABLE TO BE REDEEMED.

      2. THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES ACT 1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof


----------------------------------            ----------------------------------
/s/ Alison R. Guilfoyle

----------------------------------            ----------------------------------
/s/ Anthony D. Whaley

----------------------------------            ----------------------------------
/s/ James Macdonald

        (Subscribers)                                   (Witnesses)



SUBSCRIBED this 22nd day of March, 2002.

                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE

A company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1.    [Deleted]

2. to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

3. to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade makers, formulae, licences, inventions, processes, distinctive makers and similar rights;

4. to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5. to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6. subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of those shares are held by the company;

7. to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporation or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8. to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational and religious objects or for any exhibition or for any public, general or useful objects;

9. to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10. to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11. to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12. to take land in Bermuda by way of lease or leasing agreement for a term not exceeding twenty-one years, being land "bona fide" required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or leasing agreement for a similar period in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13. except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14. to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15. to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16. to borrow or raise or secure the payment of money in such manner as the company may think fit;

17. to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18. when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19. to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20. to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21. to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22. to allot and issue fully-paid shares of the company in payment or part payment of any property purchase or otherwise acquired by the company or for any past services performed for the company;

23. to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.   to establish agencies and branches;

25. to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26. to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

27. to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28. to do any of the things authorised by this subsection and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29. to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

      Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

FORM NO. 1a                    [SEAL OF BERMUDA]


                                     BERMUDA

                             THE COMPANIES ACT 1981

                                     CONSENT

                             PURSUANT TO SECTION 4A



In exercise of the powers conferred upon him by section 4A of the Companies Act 1981, the Minister of Finance hereby gives his consent to:-



                                  PWCC LIMITED


to carry on restricted business activities in accordance with the Companies Act 1981.


DATED THIS 27TH DAY OF MARCH 2002



                                                   -

                                          MINISTER OF FINANCE

FORM NO. 4
                                [Seal of Bermuda]





                                     BERMUDA
                             THE COMPANIES ACT 1981

               APPLICATION TO ALTER THE MEMORANDUM OF ASSOCIATION
                            Pursuant to section 12(2)

Name of Company: PWCC LIMITED (hereinafter referred to as ("the Company"). Registration No. EC 31922

1.    The Company is an exempted company as defined by the Companies Act 1981.


2. The Company was registered in the office of the REGISTRAR OF COMPANIES on the 1st day of April 2002.

3.    The Company is:

      a) [X] Seeking to acquire objects to carry out restricted activities in accordance with section 4A (ministerial consent required); or

      b) Not seeking to acquire objects to carry out restricted activities (no ministerial consent required).

4. It is proposed to alter the Memorandum of Association of the Company as follows:

      Replace paragraph 6.1 of the Memorandum of Association by the following paragraph:

      "to provide either directly or indirectly, management consulting and technology services of any description to persons, firms, businesses, associations, companies, corporations or any other entities existing or resident outside Bermuda and to such persons resident in Bermuda as the Minister of Finance may from time to time permit;"

5. The reasons for the proposed alterations are as follows (if seeking to acquire objects to carry out restricted activities):

      member's request

We, the undersigned, as officers of the Company, hereby apply to the Registrar of Companies to alter the Memorandum of Association of the Company, and to the Minister of Finance for consent to carry on restricted activities.


-------------------------                       -------------------------------
SIGNATURE                                       SIGNATURE

DATED THIS 22 DAY OF MAY 2002.

CONSENT IS HEREBY GRANTED to the Company to acquire objects to carry out restricted activities as specified in paragraph 3a of this Form.


                                               --------------------------------
                                               MINISTER OF FINANCE

FORM NO. 7a                                               REGISTRATION NO. 31922

DRAFT ONLY

                                     [LOGO]


                                     BERMUDA


                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL

       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                                  MONDAY LTD

was delivered to the Registrar of Companies on the - day of -, 2002 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").


                                                Given under my hand this -
                                                day of -, 2002.



                                                -

                                                for REGISTRAR OF COMPANIES


Capital prior to increase:    US$   70,000.00
                              ---------------

Amount of increase:           US$  430,000.00
                              ---------------

Present Capital:              US$  500,000.00
                              ---------------